Exhibit 10.16

UNITED STATES OF AMERICA
STATE OF LOUISIANA
PARISH OF LAFAYETTE

TRIPLE NET LEASE AGREEMENT

BE IT KNOWN AND REMEMBERED that on the date hereafter shown, before the undersigned authority and in the presence/ of the undersigned  good and competent witnesses:

PERSONALLY CAME AND APPEARED:

Moore Hoyt Rentals, LLC, a Louisiana limited liability company, with its registered office at 1325 Eraste Landry Road, Lafayette, LA 70506, represented herein by its Manager , Casey Hoyt, pursuant to that certain Certificate of Authority, the original of which is filed under Entry No. 2013-45182, records of Lafayette Parish Clerk of Court's Office; hereinafter called "LESSOR" (sometimes referred to herein as "Landlord"); and

Sleep Management LLC, a Louisiana limited liability company,  with  its  registered office in Louisiana at 1325 Eraste Landry Road, Lafayette, LA 70506, represented herein by Casey Hoyt, its Manager, hereinafter called "LESSEE"; (sometimes referred to herein as "Tenant")

who have mutually covenanted and agreed as follows:

1.          LEASE:   LESSOR hereby leases to LESSEE to occupy and use the following described property:

That certain tract or parcel of ground, together with all buildings and improvements thereon, with all rights, ways privileges and servitudes thereunto appertaining, situated in Section 33, T9S, R4E, City and Parish of Lafayette, Louisiana, and being known and designated at TRACT 1 (1.71 ACRES) FROM LOTS 1, 2 & 3 OF JAMES COMEAUX, ET AL & PARCEL A, said tract or parcel of ground fronting along N. Luke Street and having such measurements, dimensions, configurations and boundaries as are more fully shown on that certain plat of survey prepared by Montagnet and Domingue, Inc., dated December 1, 2014, a copy of which is attached hereto and made a part hereof.

Being the same property acquired by North Luke Properties, L.L.C. from Dibrel, L.L.C. by act of Credit Sale and Mortgage dated March 24, 2009 and filed under Entry No. 2009-10932 of the records of the Lafayette Parish Clerk of Court's Office.

Having a municipal address of 200 N. Luke Street, Lafayette, LA 70506, and specifically being described as Building A, as can be seen on attached Exhibit 1.

2.          TERM: The term of this Lease will commence on June 1, 2015, and shall be for ten (10) years.

3.           RENTAL:

a. LESSEE agrees to pay to LESSOR a monthly rental of $16,000.00 Dollars per month for the term of is Lease. Payments shall be payable in advance on the 1st day of each month, beginning on June 1, 2015. All monthly rental payments will be made to Moore Hoyt Rentals LLC.

b. Additional Rent. During the Term, in addition to the Base Rent, Tenant shall pay additional rent (" Additional Rent") as follows:

i. Utilities. Tenant agrees to maintain all utilities in its name and pay all utilities for the Property, including, but not limited to, gas, water, sewer, electricity, and disposal waste fees.

ii. Real Estate Taxes and Assessments. Tenant shall pay all real estate taxes and assessments, including any fees in lieu of taxes, both general and special, which may be levied or assessed by the taxing authorities against the land, buildings and all other improvements within or constituting the Property. Tenant shall pay all real estate taxes and assessments it has been duly assessed directly to the taxing authority.

iii. Personal Property Taxes and Assessments. The Tenant, at all times, shall be responsible for and shall pay, before delinquency, all municipal, county, state or federal taxes, including any fees in lieu of taxes, assessed against any leasehold interest or any fixtures, furnishings, equipment, stock and trade, or other personal property owned, installed or used on the Property, or any further improvements to the Property by Tenant or by Landlord if requested by Tenant.

iv.  Documentary and Rental Taxes. Should any governmental taxing authority acting under any present or future law, ordinance or regulation, levy, assess, or impose any documentary stamp tax for tax, excise and/or assessment (other than an income or franchise tax, upon or against the rentals payable by Tenant to the Landlord , or on any rental leasing, or letting of the Property) due to the execution hereof, either by way of substitution or in addition to any existing tax on land and buildings or otherwise, Tenant shall be responsible for and shall pay such documentary stamp tax, tax, excise and/or assessment, including any fees in lieu of taxes, or shall reimburse Landlord for any amount thereof as the case may be.

4.           DEPOSIT: LESSEE agrees to deposit TWO THOUSAND and 00/100 ($2,000.00) Dollars, which said deposit shall be returned at the termination of the Lease.

5.           INSURANCE: LESSEE shall carry during the Lease term, at its own cost and expense, comprehensive general liability insurance with a combined single limit of $1,000,000.00 for bodily injury and property damage. LESSEE shall provide a Certificate of Insurance to LESSOR within thirty days of written request. LESSEE=S insurance policy shall provide that termination or cancellation will not occur without at least fifteen days prior written notice to LESSOR. LESSEE agrees to carry fire and casualty insurance on the property and have the LESSOR listed as an additional named insured on the property. The insurance carrier will be with an AM Best rated company naming the landlord as an additional insured.

6.           SUBLEASE: LESSEE can sublease or assign this lease by obtaining the expressed written consent of LESSOR, which will not be unreasonably withheld.

7.           WARRANTY : LESSOR warrants that LESSOR is the sole owner of the  premises and that LESSOR has the right to give LESSEE possession under this Lease, and will, so long as the Lease remains in effect, warrant and defend LESSEE=S possession against any and all persons.

8.           REPAIRS AND MAINTENANCE: Landlord's sole obligations shall be repair, replacement and maintenance of the foundation, structural elements, exterior walls, and exterior windows of the Property. At Tenant's expense, Tenant shall perform all other maintenance and repairs necessary to maintain the improvements in a first class operating condition and repair, both interior or exterior, ordinary or extraordinary, including the roof, window glass, plate glass, store fronts, sidewalks, curbs, parking lots, parking spaces, doors, windows (except exterior windows), screens, awnings, locks, keys, weather stripping and thresholds as well as all interior walls, floors, walls, ceilings and floor coverings. Tenant's responsibility shall also include landscaping; irrigation; the replacement, servicing, repair and maintenance of equipment and fixtures at the Property, including the heating, ventilation, and air conditioning systems and changing filters for such systems. Tenant shall also repair and be responsible for the damage caused by stoppage, breakage, leakage, overflow, discharge or freezing of plumbing pipes, soil lines or fixtures. If any part of the improvements is damaged by Tenant, or Tenant's employees, agents, or invitees or any breaking and entering of said improvements, Tenant shall provide Landlord with immediate written notification of all damage to the Property. After notification and approval by Landlord, repairs shall be made promptly at Tenant's expense so as to restore said improvement to its previous condition. If Tenant refuses or neglects to commence the necessary repairs within thirty (30) days after the written demand by Landlord (other than in the case of emergency), Landlord may (but shall not be required to) make such repairs without liability to Tenant for any loss or damage that may accrue to Tenant's stock, business, equipment, or fixtures by reason thereof, and if Landlord makes such repairs, Tenant shall pay to Landlord, on demand, as Additional Rent, the cost thereof. Tenant's failure to pay shall constitute a default under this Lease. Tenant's failure to give, or unreasonable delay in giving, notice of needed repairs or defects shall make Tenant liable for any loss or damage resulting from delay or needed repairs.

9.           INDEMNIFICATION: LESSEE shall occupy the leased premises at LESSEE =S own risk and shall indemnify LESSOR against any expense, loss, cost, damage, claim action or liability paid, suffered, or incurred as a result of any breach by LESSEE, LESSEE=S agents, servants, employees, visitors or licensees of any covenant or condition of this Lease, or a result of LESSEE=S use or occupancy of the leased premises or the carelessness, negligence or improper conduct of LESSEE, LESSEE=S agents, servants, employees, visitors or licensees.

10.         HAZARDOUS MATERIALS:

a.   Tenant represents, warrants and agrees that: (i) the Property shall be kept free of Hazardous Materials (as defined herein), arising from Tenant's use or occupancy of the Property (and that of its agents, employees, contractors, and invitees) except for small amount of Hazardous Materials such as copy toner and cleaning supplies used in the ordinary course of Tenant's business and office use and at all times subject to any applicable Environmental Laws, and shall not be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, produce or process Hazardous Materials; (ii) Tenant shall not cause or permit the installation of Hazardous Materials in, on, over or under the Property or a Release (hereinafter defined) of Hazardous Materials  onto or from the Property or suffer the presence of Hazardous Materials in, on, over or under the Property; (iii) Tenant shall comply with, and insure compliance by Tenant's agents, employees, contractors, and invitees with, all applicable Environmental Laws (as hereinafter defined) relating to or affecting the Property, and Tenant shall keep the Property free and clear of any liens imposed pursuant to any applicable Environmental Laws, all at Tenant's sole cost and expense; (iv) Tenant shall immediately give Landlord oral and written notice in the event that Tenant receives any notice from any governmental agency, entity, or any other party with regard to Hazardous Materials on, from or affecting the Property and Tenant shall conduct and complete all investigations, studies, sampling and testing , and all remedial soil removal, and other actions necessary to clean up and remove all Hazardous Materials on, from or affecting the Property in accordance with all applicable Environmental Laws.

b.  Tenant hereby agrees to indemnify Landlord and hold Landlord harmless from and against any and all liens, demands, actions, suits, proceedings, disbursements, liabilities, losses, litigation, damages, judgments, obligations, penalties, injuries, costs, expenses (including without limitation, reasonable attorney and expert fees and expenses) and claims of any and every kind whatsoever paid, incurred, suffered by or asserted against Landlord and/or the Property for, with respect to, or as a direct or indirect result of the following: (i) the presence in, on, over or under, or the escape, seepage, leakage, spillage, discharge, emission or release on or from, the Property of any Hazardous Materials if caused by or within the control of the Tenant; (ii) the failure by Tenant to comply fully with the terms and provisions of this paragraph. In the event Landlord  suspects Tenant has violated any of the covenants, warranties or representations contained in this paragraph, or that the Property is not in compliance with the Environmental Laws for any reason, or that the premises are not free of Hazardous Materials for any reason, Tenant shall take such steps as Landlord requires by written notice to Tenant in order to confirm or deny such occurrences, including, without limitation, the preparation of environmental studies, surveys or reports. In the event Tenant fails to take such action, Landlord may take such action as Landlord deems necessary, and the cost and expenses of all actions taken by Landlord, including, without limitation, Landlord's attorney's fees, shall be added as Additional Rent. Notwithstanding the foregoing, in no event shall Tenant be responsible to Landlord for the presence or release of Hazardous Materials at, within , or the line around the Property or for the violation of any Environmental Laws (i) which existed prior to the commencement of Tenant's use or occupancy of the Property or (ii) which was not caused in whole or in part by Tenant or its agents, employees, officers, partners, contractors, or invitees.

11.         DEFAULT: Should LESSEE fail to timely make any rental payment, then LESSOR shall have the option to place LESSEE in default by writing LESSEE a demand letter and then LESSEE shall have fifteen (15) days to become current on any and all back rental payments in default thereof, and LESSOR shall then have the option to initiate proceedings to cancel the Lease, evict LESSEE, and sue for any rental due.

12.        ZONING, PERMITS AND CONDEMNATION: In the event of a fire, hurricane, disaster, or other condemnation that would render the location unable to be used, this Lease and all rent would be abated until such repairs or replacement are made. If such repairs and replacements cannot be made within 90 days, this Lease shall be deemed terminated by Notice to the LESSOR by the LESSEE. Further, in the event of any state, federal or local zoning or other regulations or statutes which make the operation of the current business of the LESSEE impractical or illegal, this Lease may be canceled on a 90 day Notice to the LESSOR, said Notice coming from LESSEE.

13.        ENVIRONMENTAL WARRANTIES: The LESSOR warrants that the leased property is free and clear of any environmental contamination and does hereby release and hold LESSEE harmless against any and all claims of environmental contamination and LESSOR covenants that the property is in compliance with any and all environmental, federal, state and local regulations and ordinances regarding the property and certify that the property has not been used for the purpose of storing or maintaining hazardous and/or toxic materials and/or waste. LESSEE agrees that it will be in compliance with any and all federal, state and local environmental laws and will not cause or permit any toxic or hazardous waste to be placed on the Leased Premises during the lease term.

14.         LAW GOVERNING: This Lease and the obligations of the undersigned shall be governed by and construed in accordance with the law of the State of Louisiana.

15.         ATTORNEY FEES: Should the LESSEE be in default of this lease, and LESSOR be required to employ an attorney at law to institute legal proceedings to evict or recover any amount due, or any part thereof, or to protect the interests of the LESSOR, the LESSEE hereby agrees to pay the reasonable fees of the attorney who may be employed for that purpose, as well as any cost of court or expense associated with the enforcement of this lease.

This Lease shall be binding upon and inure to the benefit of all the parties hereto and their respective heirs, executors, administrators, assigns, and successors.

THUS DONE AND PASSED on the 1st day of December, 2015, the undersigned parties having affixed their signatures in the presence of me, Notary, and the undersigned witnesses after due reading of the whole.

WITNESSES:

/s/ Michael Moore		/s/ Casey Hoyt
Print Name:	Michael Moore	Casey Hoyt, Manager, Sleep Management

/s/ Casey Hoyt
Print Name:		Casey Hoyt, Manager, Moore Hoyt Rentals

NOTARY PUBLIC
Print Name:
Notary ID#:

Exhibit 1

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Building A
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